Exhibit 10.d
SETTLEMENT AGREEMENT AND MUTUAL RELEASE
THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this “Agreement”) is entered into as of May 12, 2009 (the “Effective Date”), by and among BELL INDUSTRIES, INC., a California corporation (“Bell”), BELL TECHLOGIX, INC., a Delaware corporation (“Bell Techlogix”), VELOCITA WIRELESS LLC, a Delaware limited liability company (“Velocita”), UNITED WIRELESS HOLDINGS INC., a Delaware corporation (“United Wireless”), NORTH AMERICAN WIRELESS HOLDINGS LLC, a Delaware limited liability company (“NA Wireless”), SKYTEL SPECTRUM LLC, a Delaware limited liability company (“SkyTel Spectrum”), ST NETWORK SERVICES LLC, a Delaware limited liability company (“ST Network”), UNITED SPECTRUM MANAGEMENT SERVICES LLC, a Delaware limited liability company (“United Spectrum”), ST MESSAGING SERVICES LLC, a Delaware limited liability company (“ST Messaging”) and MESSAGING MANAGEMENT SERVICES LLC , a Delaware limited liability company (“Messaging Management”).
RECITALS:
A. Bell and Velocita entered into an Asset Purchase Agreement dated as of March 30, 2008, which was amended as of June 13, 2008 (the “Asset Purchase Agreement”), pursuant to which Bell agreed to sell to Velocita substantially all of the assets used by Bell in the operation of its paging systems subject to certain conditions, including certain licenses issued by the Federal Communications Commission as set forth in the Asset Purchase Agreement (the “FCC Licenses”).
B. As part of the purchase price under the Asset Purchase Agreement, Velocita executed and delivered a $1,500,000 unsecured promissory note in favor of Bell (the “Deferred Note”).
C. In furtherance of the transactions contemplated by the Asset Purchase Agreement, Bell and SkyTel Spectrum entered into a Spectrum Manager Lease Agreement dated as of June 13, 2008 (the “Spectrum Lease Agreement”), as a means of entering into a spectrum manager leasing arrangement (within the meaning of 47 C.F.R Section 1.9020) pursuant to which SkyTel Spectrum shall have the right to use all of the spectrum authorized under the FCC Licenses.
D. Bell and Velocita are parties to an Agreement, dated as of February 5, 2009, with respect to settling certain matters related to the difference between the Closing Net Current Assets and the Target Amount (the “Working Capital Adjustment”) under the Asset Purchase Agreement (the “Working Capital Settlement Agreement”). In order to satisfy the Working Capital Adjustment, Velocita executed and delivered a $1,250,000 unsecured promissory note in favor of Bell (the “Working Capital Note”). The parties acknowledge that there currently exists an event of default under the Working Capital Note caused by Velocita’s failure to make payments on the note as scheduled therein.
E. Bell Techlogix and Velocita are parties to a Paging Equipment Processing and Distribution Statement of Work No. 1 effective December 1, 2008 (the “Distribution Agreement”), pursuant to which Bell Techlogix provided certain paging equipment services to Velocita in connection with its paging business.

F. Bell and Velocita are parties to a Sublease Agreement dated as of June 13, 2008 (the “Sublease”), pursuant to which Velocita subleases certain space from Bell in Clinton, Mississippi.
G. Pursuant to an internal reorganization of Velocita’s business, certain of the SkyTel assets, and the related liabilities, purchased by Velocita pursuant to the Asset Purchase Agreement were transferred to ST Messaging and ST Network, each an affiliate of Velocita. Subsequent to this internal reorganization, all of the membership interests of ST Messaging, which were held by SkyTel Spectrum and NA Wireless, were transferred to Messaging Management, in exchange for SkyTel Spectrum and NA Wireless collectively receiving 50% of the membership interests in Messaging Management, and ST Messaging became a wholly owned subsidiary of Messaging Management (collectively, the “SkyTel Reorganization”).
H. Certain disputes have arisen among Bell and its affiliates and Velocita, ST Messaging and their respective affiliates regarding the payment of certain amounts under the Deferred Note, the Spectrum Lease Agreement, the Working Capital Settlement Agreement, the Working Capital Note, the Distribution Agreement and the Sublease.
I. The parties desire to resolve the disputes upon the terms and conditions set forth herein.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
1. Working Capital Adjustment. Bell hereby agrees to accept, in full satisfaction of the Working Capital Note, the amount of $1,100,000 (the “Working Capital Note Payment”). The Working Capital Note Payment shall be paid to Bell in immediately available funds by wire transfer on the Effective Date. In addition, on the Effective Date Bell shall be reimbursed $14,000 in immediately available funds by wire transfer for customer USF Fees intercepted by the government (the “USF Fee Payment”). Upon receipt of the Working Capital Note Payment, Bell shall mark the Working Capital Note “paid in full” and shall return the original note to Velocita. Bell acknowledges that upon receipt of the Working Capital Note Payment and the USF Fee Payment, all obligations under Section 3 of the Working Capital Settlement Agreement have been fully satisfied, and upon receipt of the Initial Deferred Note Payment Bell and the Current Distribution Payments agrees to take such further action as is necessary to assign the FCC Licenses to SkyTel Spectrum as soon as reasonably practicable; specifically, (a) Bell shall execute and deliver to SkyTel Spectrum on the Effective Date an Instrument of Assignment and any other documents required in connection with consummation of the assignment of the FCC Licenses to SkyTel Spectrum, and (b) Bell agrees that SkyTel Spectrum may submit, or may cause to be submitted, an FCC Form 603 notification of consummation (the “Consummation Notice”) of the assignment of the FCC Licenses to SkyTel Spectrum on or after the Effective Date, and (c) SkyTel Spectrum agrees to submit, or cause to be submitted, the Consummation Notice as soon as possible on or after the Effective Date. Notwithstanding anything to the contrary contained herein, nothing in this Agreement releases Bell from its obligation under Section 4 of the Working Capital Settlement Agreement with respect to the Tax Assessment (as defined in the Working Capital Settlement Agreement). Any downward adjustment to the Working Capital Note shall constitute a reduction of the purchase price under the Asset Purchase Agreement.

2. Deferred Note. Bell hereby agrees to accept, in full satisfaction of the Deferred Note, the amount of $1,350,000 (the “Deferred Note Payment”). The Deferred Note Payment shall be paid to Bell as follows:
(a) an initial payment of $250,000 shall be paid to Bell in immediately available funds by wire transfer on the Effective Date (the “Initial Deferred Note Payment”); and
(b) the remaining balance of the Deferred Note Payment shall be paid in eleven equal monthly installments of $100,000 beginning on June 1, 2009 and payable on the first day of each succeeding month thereafter (or the first business day of such month if the first day of any month is not a business day). The payments under this subsection (b) shall be evidenced by a promissory note in substantially the form attached hereto as Exhibit A to be issued by NA Wireless and fully guaranteed by the Guarantors (as defined below) (the “New Deferred Note”).
Upon receipt of the New Deferred Note, Bell shall mark the Deferred Note “canceled” and shall return the original note to Velocita, provided, however, that if the Guarantors fail to cause the New Deferred Note to be properly paid as amounts become due, then the principle amount of the New Deferred Note shall increase by $150,000, which additional amount shall become immediately due and payable. Any downward adjustment to the Deferred Note shall constitute a reduction of the purchase price under the Asset Purchase Agreement.
3. Distribution Agreement. Pursuant to the SkyTel Reorganization, the Distribution Agreement was assigned to ST Messaging. In connection with the SkyTel Reorganization, ST Messaging has requested the termination of the Distribution Agreement. Bell Techlogix has agreed to terminate the Distribution Agreement in exchange for a termination fee of $300,000 and payment for actual services rendered through the termination date of the Distribution Agreement. The termination fee shall be paid to Bell Techlogix in immediately available funds in six equal monthly installments of $50,000 beginning on June 1, 2009 and payable on the first day of each succeeding month thereafter (or the first business day of such month if the first of the month is not a business day). In addition, Bell Techlogix shall receive payment for actual services rendered through the later of (i) May 31, 2009 or (ii) the date the activities performed under the Distribution Agreement are taken over by ST Messaging. Such payment shall be payable within thirty (30) days of receipt by ST Messaging of an invoice for such services. The payments currently due and payable under the Distribution Agreement for services performed from March 1, 2009 through April 30, 2009 in the amount of $65,896 (the “Current Distribution Payments”) shall be paid to Bell in immediately available funds on the Effective Date.
In connection with the termination of the Distribution Agreement and the payments made under this Section 3, Bell Techlogix agrees that it shall transfer (or shall cause to be transferred) ownership of the equipment from the Indianapolis, Indiana fulfillment center listed on Exhibit B attached hereto and made a part hereof to ST Messaging. Bell Techlogix shall ship such equipment (or cause such equipment to be shipped) to ST Messaging in Lewisville, Texas (which shipping costs shall be paid by ST Messaging) within 10 days of the date upon which Bell ceases to provide services under the Distribution Agreement.

4. FCC Legal Fees. Pursuant to Section 13(h) of the Spectrum Lease Agreement, SkyTel Spectrum is responsible for reimbursing Bell for all reasonable out of pocket costs and expenses, including reasonable legal fees, incurred by Bell in connection with the fulfillment of its rights and obligations under the agreement and the submission of any filings to, or interaction with, any governmental authority. In connection with its rights under Section 13(h), Bell has requested reimbursement for legal fees in the amount of $43,733 (the “Legal Fees”). The Legal Fees shall be paid to Bell in immediately available funds in three equal monthly installments beginning on June 1, 2009 and payable on the first day of each succeeding month thereafter (or the first business day of such month if the first of the month is not a business day).
5. Sublease. Pursuant to the SkyTel Reorganization, ST Messaging became the subtenant under the Sublease. The parties acknowledge that Bell, as lessor, did not provide its prior written consent to the assignment as required under Section 20 of the Sublease. Notwithstanding anything to the contrary contained in the Sublease, Bell hereby consents to the assignment and waives any notice requirement and compliance with any other provision in the Sublease that the parties did not properly abide by in connection with the SkyTel Reorganization, provided, however, that Messaging Management shall fully guarantee ST Messaging’s obligations under the Sublease (as set forth in Section 6). In connection with the SkyTel Reorganization, ST Messaging has indicated to Bell its intent to find a new tenant to take over the space it currently subleases effective as of January 1, 2011. Bell hereby agrees to use its commercially reasonable efforts to jointly market the space to possible new tenants, it being understood that notwithstanding such efforts, ST Messaging shall remain liable for all obligations under the Sublease until the earlier of (i) the end of the initial term of the Sublease or (ii) a new tenant entering into a sublease for the space at the same lease rate specified in the Sublease, provided, however, if Bell is able to lease the space otherwise to be occupied by ST Messaging pursuant to the Sublease at a lease rate that is lower than the rate specified in the Sublease, then ST Messaging shall only be liable for the amount of such shortfall to the original lease rate.
6. Sublease Guarantee. In consideration of the assignment of the Sublease and Bell entering into this Agreement, Messaging Management hereby, jointly and severally with ST Messaging, absolutely and unconditionally guarantees to Bell ST Messaging’s obligations under the Sublease. The guarantee under this Section 6 shall be fully and completely discharged upon the satisfaction or mutually agreed termination of ST Messaging’s obligations under Section 5 of this Agreement.
7. Workers Compensation Claim. Bell acknowledges and confirms that it remains liable to satisfy the workers’ compensation claims of former employees of the SkyTel business transferred to Velocita, to the extent such claims arose prior to the transfer of assets to Velocita pursuant to the Asset Purchase Agreement, including the May 2008 claim by former employee Anthony Mariscal in the amount of $5,269.78.

8. Releases.
(a) Bell and Bell Techlogix, for themselves and all persons or entities claiming by or through either of them, including, without limitation, any of their respective current or former managers, members, officers, directors, stockholders, successors, assigns, or any other person, firm or entity directly or indirectly controlling, controlled by or affiliated with all or any of them (collectively, the “Bell Group”), hereby releases and forever discharges Velocita, United Wireless, NA Wireless, SkyTel Spectrum, United Spectrum, ST Network, ST Messaging and Messaging Management and each of their respective current or former managers, members, officers, directors, stockholders, successors, assigns, or any other person, firm or entity directly or indirectly controlling, controlled by or affiliated with all or any of them (collectively, the “SkyTel Group”), from any and all losses, claims, damages, demands, lawsuits, actions or causes of action, and/or liabilities (collectively, the “Losses”) that any or all of the Bell Group now have, has had, or may hereafter have against any member of the SkyTel Group, of whatever kind or description whatsoever, whether arising out of tort, contract, common law, statute or otherwise, in law or in equity, based on, arising out of, or in connection with anything whatsoever done, omitted or suffered to be done contemporaneously with or prior to this Agreement solely with respect to the matters set forth in this Agreement. Notwithstanding the above, this release shall not (i) be deemed to be a release of any of the Bell Group’s rights or obligations under this Agreement, (ii) release the SkyTel Group’s obligations under the Asset Purchase Agreement to properly assume the liabilities specified therein, or (iii) apply in the case of fraud with respect to this Agreement or otherwise.
(b) Each member of the SkyTel Group, hereby releases and forever discharges each member of the Bell Group, from any and all Losses that any or all of the SkyTel Group now have, has had, or may hereafter have against any member of the Bell Group, of whatever kind or description whatsoever, whether arising out of tort, contract, common law, statute or otherwise, in law or in equity, based on, arising out of, or in connection with anything whatsoever done, omitted or suffered to be done contemporaneously with or prior to this Agreement solely with respect to the matters set forth in this Agreement. Notwithstanding the above, this release shall not (i) be deemed to be a release of any of the SkyTel Group’s rights or obligations under this Agreement, (ii) release the Bell Group’s obligations under the Asset Purchase Agreement to satisfy the retained liabilities specified therein, or (iii) apply in the case of fraud with respect to this Agreement or otherwise.
9. Representations. Each of the undersigned parties hereto hereby represents and warrants that it is authorized to execute and deliver this Agreement and upon its execution this Agreement will be a legally binding obligation of such party. Furthermore, each of Velocita, United Wireless, SkyTel Spectrum and NA Wireless represents and warrants that all of Andrew Fitton’s direct and indirect interests in the former SkyTel business and Messaging Management are currently held in the entities that are a party to this Agreement.
10. Covenant Not to Sue. Each of the parties hereby irrevocably covenants to refrain from, directly or indirectly, asserting, commencing, instituting or causing to be commenced, any proceeding of any kind against any other party based upon any matter purported to be released by Section 7 of this Agreement.

11. Defaults. Each of the sections of the settlement are an integral part of the overall Agreement. If a member of the SkyTel Group defaults on its obligations under this Agreement then the Bell Group shall not be compelled to perform on its obligations under this Agreement. Likewise, if a member of the Bell Group defaults on its obligations under this Agreement then the SkyTel Group shall not be compelled to perform on its obligations under this Agreement.
12. Guarantee. Each of United Wireless, United Spectrum, ST Network, NA Wireless, SkyTel Spectrum and Velocita (the “Guarantors”), jointly and severally, hereby absolutely and unconditionally guarantees to Bell the payment of any and all obligations owed by any member of the SkyTel Group under Sections 1 through 4 of this Agreement; provided, that the guarantee by United Spectrum shall be limited solely to the amount of proceeds received by it from SkyTel Spectrum. This guarantee is a guarantee of payment and not of collection. Such guarantee does not include a guarantee by the Guarantors of the performance by any member of the SkyTel Group of any of the obligations of any member of the SkyTel Group. Each of the Guarantors covenants that, other than to another Guarantor, it shall not make any distribution or other payment except for commercially reasonable services provided in the ordinary course to its members or stockholders in their capacity as such (other than with respect to tax distributions, solely to the extent that such members or stockholders of the Guarantors incur a currently payable tax obligation with respect to their interests in the Guarantors) until the payment obligations under Sections 1 through 4 of this Agreement have been satisfied in full. Upon payment in full of the obligations under Section 1 through 4 of this Agreement, the guarantee and restrictions under this Section 11 shall be fully and completely discharged and of no further force and effect.
13. No Admission of Liability. The entering into of this Agreement shall not be deemed to be an admission of liability on the part of any party hereto with respect to the breach of any obligation under any other agreement between the parties.
14. Notices. Any notice shall be deemed given when delivered to, or on the day after being sent by a nationally recognized overnight courier service addressed to, the person at the address listed below or to such other person and/or address as may be designated from time to time in writing
To Bell Industries, Inc. or Bell Techlogix, Inc.:
c/o Bell Industries, Inc.
8888 Keystone Crossing, Suite 1700
Indianapolis, IN 46077
Attn: Kevin J. Thimjon, President and CFO
Fax: (317) 715-6816
With a copy to:
Newcastle Capital Management, L.P.
200 Crescent Court, Suite 1400
Dallas, TX 75201
Attn: General Counsel
Fax: (214) 661-7475

To ST Messaging Services LLC, ST Network Services LLC or Messaging Management Services, LLC:
c/o American Messaging Services, LLC
1720 Lakepointe Drive, Suite 100
Lewisville, TX 75057
Attn: J. Roy Pottle, Chairman & Chief Executive Officer
Fax: (972) 353-1912
With a copy to:
Ulmer & Berne LLP
1660 West 2nd Street, Suite 1100
Cleveland, OH 44113
Attn: Marie Kuban, Esq.
Fax: (216) 583-7435
To Velocita Wireless LLC, United Wireless Holdings Inc., SkyTel Spectrum LLC, United Spectrum Management Services LLC or North American Wireless Holdings LLC:
70 Wood Avenue South
Iselin, New Jersey 08830
Attn: Legal Department
Fax: (732) 906-0250 (fax)
With a copy to:
Morrison & Foerster
1650 Tysons Blvd.
McLean, Virginia 22102
Attn: Greg Giammittorio, Esq.
Fax: (732) 760-7777
15. Further Assurances. The parties shall take such acts, and shall execute such documents and instruments, as may be reasonably necessary to carry out the purposes and intent of this Agreement.
16. Severability. If any provision hereof is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.
17. Survival. The provisions of this Agreement shall survive the Effective Date.

18. Construction. The drafting and negotiation of this Agreement have been participated in by each of the parties and for all purposes this Agreement shall be deemed to have been drafted jointly by each of the parties hereto.
19. Miscellaneous. This Agreement (i) shall be governed by and construed in accordance with the laws of the State of New York; (ii) shall be binding on and inure to the benefit of the parties and their respective successors and assigns; (iii) may be executed in any number of counterparts, including transmission by facsimile, each of which shall be regarded as an original and all of which shall constitute one and the same instrument; (iv) may not be effectively amended, changed, modified, altered or terminated without the prior written consent of the parties hereto; and (v) constitutes the entire agreement between the parties with regard to the matters set forth herein and supersedes all prior understandings, discussions, agreements and writings, and expresses a full and complete settlement of all disputes, claims and liabilities claims between and among the parties with respect to the matters addressed herein. The Recitals are an integral part hereof and are hereby incorporated by reference.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first set forth above.

BELL INDUSTRIES, INC.		VELOCITA WIRELESS LLC

By:	/s/ Kevin J. Thimjon Name: Kevin J. Thimjon	By:	/s/ Andrew Fitton Name: Andrew Fitton
	Title: President & CFO		Title: CEO

BELL TECHLOGIX, INC.		UNITED WIRELESS HOLDINGS INC.

By:	/s/ Kevin J. Thimjon	By:	/s/ Andrew Fitton

	Name: Kevin J. Thimjon		Name: Andrew Fitton
	Title: President & CFO		Title: CEO

NORTH AMERICAN WIRELESS HOLDINGS LLC

		By:	/s/ Andrew Fitton

Name: Andrew Fitton
Title: CEO

SKYTEL SPECTRUM LLC

		By:	/s/ Andrew Fitton

Name: Andrew Fitton
Title: CEO

ST NETWORK SERVICES LLC

		By:	/s/ J. Roy Pottle

Name: J. Roy Pottle
Title: Authorized Agent

UNITED SPECTRUM MANAGEMENT SERVICES LLC

		By:	/s/ Andrew Fitton

Name: Andrew Fitton
Title: CEO

ST MESSAGING SERVICES LLC

		By:	/s/ J. Roy Pottle

Name: J. Roy Pottle
Title: Authorized Agent

MESSAGING MANAGEMENT SERVICES LLC
By:	/s/ J. Roy Pottle
	Name:	J. Roy Pottle
	Title:	Manager

[Signature Page (cont) for Settlement Agreement]

Exhibit A
Form of New Deferred Note
See attached.

PROMISSORY NOTE

$1,100,000.00	May 12, 2009
FOR VALUE RECEIVED, the undersigned, NORTH AMERICAN WIRELESS LLC, a Delaware limited liability company (“Borrower”), HEREBY PROMISES TO PAY to the order of BELL INDUSTRIES, INC., a California corporation (“Holder”), at Holder’s offices at 8888 Keystone Crossing, Indianapolis, Indiana, or at such other place as may be designated by Holder, the principal amount of One Million One Hundred Thousand Dollars ($1,100,000.00) (the “Principal Amount”) with interest thereon until the Principal Amount is paid in full, whether by acceleration or otherwise, at the lowest applicable federal rate under the Internal Revenue Code of 1986, as amended, so as to avoid imputation of interest (the “Applicable Rate”) in accordance with the terms hereof. This Promissory Note (this “Note”) is being delivered in connection with that certain Settlement Agreement and Mutual Release between Holder, Borrower and certain other parties dated as of May 12, 2009, as the same may be amended, restated or modified from time to time (the “Settlement Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Settlement Agreement.
1. The Principal Amount shall be paid in eleven (11) monthly installments of $100,000 beginning on June 1, 2009 and payable on the first day of each succeeding month thereafter. Accrued unpaid interest shall be paid with each such principal payment. All unpaid principal and unpaid accrued interest shall be due in full and paid on or before April 1, 2010 (the “Maturity Date”), unless otherwise accelerated in accordance with the terms hereof. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim. If any payment under this Note shall be payable on a day other than a business day such payment shall be extended to the next succeeding business day. This Note may be prepaid in full or in part at any time without penalty or premium.
2. Upon and after the occurrence of an Event of Default (as such term is defined below) (and only while such Event of Default continues) Holder may, at its election, and upon written notice to the Borrower, do any one or more of the following: (1) declare all obligations under this Note immediately due and payable; and (2) exercise any one or more of the rights and remedies granted to Holder by the Settlement Agreement or applicable law. Upon an Event of Default, the Principal Amount shall be increased by $150,000 (the “Additional Amount”), which Additional Amount shall be immediately due and payable by Borrower upon Holder’s written notice to Borrower that such amount is due.
3. The payment obligations of Borrower under this Note are guaranteed by the Guarantors, as more fully set forth in the Settlement Agreement.
4. Borrower waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices and agrees that no extension or indulgence of Borrower or release, substitution or nonenforcement of any security, or release or substitution of Borrower, whether with or without notice, shall affect the obligations of Borrower.

5. Representations and Warranties. Borrower represents and warrants to Holder that:
(a) Borrower is duly organized, validly existing and in good standing under the law of the State of Delaware and has all requisite power and authority to execute, deliver and perform its obligations under this Note.
(b) The execution, delivery and performance by Borrower of this Note has been duly authorized by all necessary action of Borrower, and this Note constitutes the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c) No consent, approval, permit, authorization of, or filing or declaration with, any governmental authority or agency, or approval or consent of any other person, is required for the due execution, delivery or performance by Borrower of this Note, except for such consents, approvals, permits, authorizations, filings or declarations, the failure of which to obtain would not have materially adversely affect Borrower’s ability to execute, deliver or perform this Note.
6. Event of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:
(a) Payments under this Note are not made within five (5) business days of the date such payments are due.
(b) Borrower shall have breached any representation, warranty, covenant or undertaking contained in this Note and such breach is not cured within ten (10) business days after Holder’s written notice to Borrower of the occurrence of such breach.
(c) Borrower shall have breached any representation, warranty, covenant or undertaking contained in (i) the Settlement Agreement, (ii) that certain Payment Agreement between Holder, Borrower, Messaging Management Services, LLC, ST Messaging Services LLC and SkyTel Spectrum LLC dated as of May 12, 2009, or (iii) that certain Payment Agreement between Holder and American Messaging Services, LLC, dated as of May 12, 2009, and such breach is not cured within ten (10) business days after Holder’s written notice to Borrower of the occurrence of such breach.
(d) Borrower shall have commenced any bankruptcy, reorganization, arrangement, adjustment or debt, relief of debtors, dissolution, insolvency, receivership or liquidation or similar proceeding of any jurisdiction relating to Borrower.
7. Except as otherwise provided herein, Borrower agrees to reimburse the holder or owner of this Note for any and all reasonable costs and expenses (including, without limitation, reasonable attorney fees) incurred in collecting on this Note.

8. Any notices or other communications required or permitted to be given or made pursuant to this Note shall be made in accordance with the notice provisions set forth in the Settlement Agreement.
9. This Note may not be waived, changed, modified or discharged, except by an agreement in writing signed by the party against whom the enforcement of waiver, change, modification or discharge is sought.
10. Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to Holder or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns; provided, however, that no assignment of this Note or of any rights or obligations hereunder may be made by Borrower, directly or indirectly (by operation of law or otherwise), without the prior written consent of the Holder and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the Borrower of any such obligations. The Holder may assign this Note and any of the rights and obligations hereunder. The provisions of this Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Holder and its successors and assigns. Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.
11. Neither a failure nor a delay on the part of Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of Holder herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which Holder may have under this Note at law, in equity, by statute or otherwise.
12. This Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws and decisions of the State of New York without regard to conflict of law principles. EACH OF HOLDER AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK CITY, NEW YORK WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND HEREBY WAIVES ANY OBJECTION TO SUCH FORUM BASED ON FORUM NON-CONVENIENS. IN ADDITION, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HOLDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE.
13. Upon payment in full of the entire Principal Amount of this Note, together with all interest which is accrued and unpaid with respect thereto, the obligations under this Note shall be deemed as having been fully and completely satisfied, the obligations of the Guarantors shall automatically terminate and be released and this Note shall be cancelled.

14. Borrower agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as Holder may at any time reasonably request in connection with the administration and enforcement of this Note or any part thereof or in order to better assure and confirm unto Holder its rights and remedies hereunder.

“BORROWER” NORTH AMERICAN WIRELESS LLC, a Delaware limited liability company
By:	/s/ Andrew Fitton
	Name:	Andrew Fitton
	Title:	CEO
[Signature Page to Promissory Note]